UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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PETMED EXPRESS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PETMED EXPRESS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 30, 2010

TO THE OWNERS OF COMMON STOCK

OF PETMED EXPRESS, INC.

The Annual Meeting of Stockholders of PetMed Express, Inc., a Florida corporation (the “Company”) will be held on Friday, July 30, 2010, at 1:00 p.m., Eastern Time, at the Sheraton Suites Cypress Creek Fort Lauderdale, 555 N.W. 62nd Street, Fort Lauderdale, FL 33309.  The purposes of the meeting are:

1.

To elect five Directors to our Board of Directors,

2.

To ratify the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm for the Company to serve for the 2011 fiscal year, and

3.

To transact any other business as may properly come before the meeting.

These items are described in this Proxy Statement.

Only stockholders of record at the close of business on Friday, June 4, 2010, the record date, are entitled to notice of and to vote at the Annual Meeting, or any adjournments or postponements of the Annual Meeting.  On June 4, 2010, there were 23,018,702 shares of Common Stock issued and outstanding.  A list of stockholders entitled to vote will be available for examination for ten days prior to the Annual Meeting, during normal business hours, at the Company’s principal place of business at 1441 S.W. 29th Avenue, Pompano Beach, FL 33069.  This list will also be available to stockholders at the Annual Meeting.

We would like to extend a personal invitation for you to join us at our Annual Meeting.  Your vote is important to us and to our business.  We ask that you please cast your vote as soon as possible.  We encourage you to sign and return your proxy card prior to the meeting, so that your shares will be represented and voted at the meeting even if you attend the Annual Meeting.  If you attend, you may withdraw your proxy and vote in person.  An admission card, brokerage statement, or proof of ownership of the Company’s stock, as well as a form of personal photo identification, must be presented in order to be admitted to the Annual Meeting.

This Notice of Annual Meeting, the Proxy Statement and our Annual Report on Form 10-K for the year ended March 31, 2010 are first being distributed to stockholders on or about June 18, 2010.

By Order of the Board of Directors,

MENDERES AKDAG
Chief Executive Officer, President, Director

Pompano Beach, Florida

June 18, 2010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on July 30, 2010:

This Proxy Statement, along with our Annual Report on Form 10-K for the year ended March 31, 2010, are available at: http://www.cstproxy.com/1800petmeds/2010.

TABLE OF CONTENTS

Page

PROXY STATEMENT QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING	1 1

ITEM 1 - ELECTION OF DIRECTORS	6

ITEM 2 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	6

DIRECTOR QUALIFICATIONS AND DIVERSITY	6

NOMINEES FOR DIRECTORS OF PETMED EXPRESS, INC.	7

EXECUTIVE OFFICER	11

CORPORATE GOVERNANCE	11

MEETINGS OF THE BOARD OF DIRECTORS	12

THE REPORT OF THE AUDIT COMMITTEE	15
PRINCIPAL ACCOUNTANT FEES AND SERVICES	16
BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT	18
THE REPORT OF THE COMPENSATION COMMITTEE COMPENSATION DISCUSSION AND ANALYSIS	19 20
EXECUTIVE COMPENSATION DIRECTOR COMPENSATION CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	23 29 32
INTEREST OF CERTAIN PERSONS IN OPPOSITION TO MATTERS TO BE ACTED UPON OTHER MATTERS	32 33

WHERE YOU CAN FIND ADDITIONAL INFORMATION	33

PETMED EXPRESS, INC.

1441 S.W. 29th Avenue

Pompano Beach, FL 33069

PROXY STATEMENT

This Proxy Statement contains information relating to the solicitation of proxies by the Board of Directors of PetMed Express, Inc. (the “Company,” PetMed Express, Inc.,” “we,” “us,” “our”) for use at our 2010 Annual Meeting of Stockholders.  Our Annual Meeting will be held on Friday, July 30, 2010, at 1:00 p.m., Eastern Time, at the Sheraton Suites Cypress Creek Fort Lauderdale, 555 N.W. 62nd Street, Fort Lauderdale, FL 33309.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

What am I voting on?

•

To elect five directors to our Board of Directors (Menderes Akdag, Frank J. Formica, Gian M. Fulgoni, Ronald J. Korn, Robert C. Schweitzer).

•

To ratify the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm.

What is a proxy?

It is your legal designation of another person to vote the stock you own.  That other person is called a proxy.  If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card.  We have designated Bruce S. Rosenbloom, our Chief Financial Officer and Alison Berges, our Corporate Secretary and General Counsel, as proxies for the 2010 Annual Meeting of Stockholders.

How will my proxy vote my shares?

Your proxy will vote according to your instructions. If you complete your proxy instructions but do not indicate your vote on one or all of the business matters, your proxy will vote “FOR” these items. Also, your proxy is authorized to vote on any other business that properly comes before the Annual Meeting in accordance with the recommendation of our Board of Directors.

Why did I receive this Proxy Statement?

Our Board of Directors is soliciting your proxy to vote at the Annual Meeting because you were a stockholder of record at the close of business on June 4, 2010, the record date, and are entitled to vote at the meeting.  The Company has made this Proxy Statement and the Annual Report on Form 10-K for the year ended March 31, 2010 (“2010 Annual Report on Form 10-K”), along with either a proxy card or a voting instruction card, available to you on the Internet or, upon request, has delivered printed versions to you by mail beginning on or about June 18, 2010.  This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

As permitted by the rules adopted by the Securities and Exchange Commission (“SEC”), the Company has elected to provide access to its proxy materials over the Internet.  Accordingly, on June 18, 2010, the Company will mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to the Company’s shareholders of record and beneficial owners containing instructions on how to access the proxy materials on the website referred to in the Notice or to request to receive a printed set of the proxy materials.  In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the environmental impact of the Annual Meeting.

How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

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view the Company’s proxy materials for the Annual Meeting on the Internet; and

•

instruct the Company to send future proxy materials to you electronically by email.

 The Company’s proxy materials are also available on the Company’s website at www.1800petmeds.com/annualreports.jsp.  Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, the “stockholder of record.”  The Proxy Statement, 2010 Annual Report on Form 10-K, and proxy card have been sent directly to you by us.  If your shares are held in a stock brokerage account by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.”  The Proxy Statement and 2010 Annual Report on Form 10-K or a notice for electronic access of these materials have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting.

How do I vote?

If your shares are held in street name, through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares.  Stockholders of record can vote as follows:

•

By Mail: If you requested printed copies of the proxy materials by mail, stockholders should sign, date and return their proxy cards in the pre-addressed, postage-paid envelope that is provided.

•

By Telephone or Internet: Stockholders may vote by proxy over the telephone or Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials.  Street name holders, however, may vote by telephone or Internet only if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy materials.  The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded.

•

At the Meeting: If you are a stockholder of record and attend the Annual Meeting, you may vote in person by ballot, even if you have previously returned a proxy card.  If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a valid proxy from the organization that holds your shares.  If you do not obtain a valid proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the 2010 Annual Meeting if you bring a recent bank or brokerage statement showing that you were the beneficial owner of the shares on June 4, 2010, the Record Date for voting.

Who is entitled to vote and how many votes do they have?

Holders of our common stock as of the close of business on June 4, 2010, the record date, are entitled to vote at the Annual Meeting.  Each issued and outstanding share of our Common Stock is entitled to one vote.  As of the record date, 23,018,702 shares of our Common Stock were outstanding and entitled to vote at the Annual Meeting.

However, if you have shares held through a brokerage firm, bank or other custodian, you may revoke your instructions only by informing the custodian in accordance with any procedures it has established.

What is a quorum of stockholders?

Shares representing the majority of the total outstanding votes present or represented by proxy constitute a quorum.  If you vote or return a proxy card, your shares will be considered part of the quorum.

What vote is required for approval of the proposals?

At the Annual Meeting, once a quorum is established, directors will be elected by a plurality of votes cast.  Only votes cast “FOR” or “AGAINST” will affect the outcome of this proposal.  Therefore, the nominees who receive the greatest number of votes will be elected to serve as directors.

Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the shares of our common stock present at the Annual Meeting in person or by proxy and entitled to vote on the matter.

How does the Board recommend I vote on the proposals?

The Board recommends that you vote:

•

FOR each of the nominees for director set forth on page 6.

•

FOR the ratification of the appointment of our independent registered public accounting firm set forth on page 6.

May I change my vote after I return my proxy card?

Yes, you may change your vote at any time before your shares are voted at the Annual Meeting by:

•

Notifying our Corporate Secretary, in writing at PetMed Express, Inc., 1441 S.W. 29th Avenue, Pompano Beach, FL 33069 that you are revoking your proxy;

•

Executing and delivering a later dated proxy card; or

•

Voting in person at the Annual Meeting.

How are abstentions and broker non-votes counted?

 Abstentions are considered shares present at the Annual Meeting in person or by proxy, and will be counted for purposes of determining whether a quorum is present.  Abstentions will have no effect on the election of directors, but will have the effect of a vote “AGAINST” ratification of the appointment of our independent registered public accounting firm.

Broker non-votes refer to PetMed Express, Inc.’s shares held in street name by a brokerage firm or nominee organization (such as Cede & Co.) under circumstances where the beneficial owner has not instructed the broker or nominee as to how the shares should be voted.  Broker non-votes are considered present by proxy for purposes of determining whether a quorum is present at the meeting.  If your shares are held in street name, the broker or nominee organization in whose name your shares are held is permitted to vote your shares on matters deemed “routine” at the Annual Meeting, even if you have not provided specific direction on how your shares should be voted.

Item 1 (Election of Directors) is considered a non-routine matter and Item 2 (Ratification of the Appointment of Independent Registered Public Accounting Firm) is considered a routine matter. If the broker firm or nominee organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform us that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Who will count the votes and where can I find the voting results of the Annual Meeting?

A representative of Continental Stock Transfer & Trust Company, a company contracted by us to assist the Company in the tabulation of proxies, and our Corporate Secretary and General Counsel, Alison Berges, will tabulate the votes and act as inspector of election.  The preliminary voting results will be announced at the Annual Meeting.  The final voting results will be tallied by the inspector of election, and a Form 8-K will be filed with the SEC within 4 days following the Annual Meeting.

What happens if a nominee for director is unable to serve as a director?

If any of the nominees becomes unavailable for election, which we do not expect, votes will be cast for such substitute nominee or nominees as may be designated by our Board of Directors, unless our Board of Directors reduces the number of directors.  Under the policies of our Board of Directors, directors are expected to attend regular board meetings, board committee meetings and our annual stockholders meeting.

How do I get an admission card to attend the Annual Meeting?

If you are a stockholder of record, your admission card is attached to your proxy card.  You will need to bring it with you to the meeting.  If you own shares in street name, you will need to ask your broker or bank for an admission card in the form of a legal proxy.  You will need to bring the legal proxy with you to the meeting.  If you do not receive the legal proxy in time or you want to attend the meeting but not vote in person, bring your most recent brokerage statement or proof of ownership with you to the meeting.  We can use that to verify your ownership of Common Stock and admit you to the meeting; however you will not be able to vote your shares at the meeting without a legal proxy.  Please note that if you own shares in street name and you request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the meeting and vote in person.  You will also need to bring a photo ID to gain admission.

Who is soliciting my proxy and who pays the cost?

The Company and its Board of Directors are soliciting your proxy.  Our directors, officers, and employees may solicit proxies by mail, telephone, and personal contact.  They will not receive any additional compensation for these activities.  The Company will also reimburse brokerage firms, banks and other custodians for their reasonable out-of-pocket expenses for forwarding these proxy materials to you.

When are stockholder proposals due for next year’s Annual Meeting?

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Exchange Act”) stockholders may present proper proposals for inclusion in the Company’s Proxy Statement and for consideration at an Annual Meeting of Stockholders by submitting their proposals to the Company, not less than 120 calendar days before the release date of our Proxy Statement to stockholders in connection with our previous year’s Annual Meeting.  Therefore, proposals that stockholders wish to be included in next year’s Proxy Statement for the Annual Meeting to be held in 2011 must be received at the Company’s principal place of business at 1441 S.W. 29th Avenue, Pompano Beach, FL 33069, addressed to the Corporate Secretary’s attention, no later than February 18, 2011.  Upon receipt of any proposal, we will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.  As of the date of this Proxy Statement, we had not received notice of any stockholder proposals for the 2010 Annual Meeting described herein.

How may I communicate with the Company’s Board or the non-management Directors on the Company’s Board?

You may contact any of our directors by writing to them c/o PetMed Express, Inc., 1441 S.W. 29th Avenue, Pompano Beach, FL 33069.  Each communication should specify the applicable director or directors to be contacted as well as the general topic of the communication.  We may initially receive and process communications before forwarding them to the applicable director.  Concerns about accounting or auditing matters or communications intended for non-management directors should be sent to the attention of the Chair of the Audit Committee at the address above. Our directors may at any time review a log of all correspondence received by the Company that is addressed to the independent members of the Board and request copies of any such correspondence.

Can different stockholders sharing the same address receive only one Annual Report on Form 10-K and Proxy Statement?

Yes. The Securities and Exchange Commission permits companies and intermediaries, such as a brokerage firm or a bank, to satisfy the delivery requirements for Annual Reports and Proxy Statements with respect to two or more security holders sharing the same address by delivering only one Annual Report and Proxy Statement to that address. This process which is commonly referred to as “householding” can effectively reduce our printing and postage costs.  Under householding, each stockholder would continue to receive a separate proxy card or voting instruction card.

Certain of our stockholders whose shares are held in street name and who have consented to householding will receive only one set of our Annual Meeting materials per household this year.  If your household received a single set of our Annual Meeting materials this year, you can request to receive additional copies of these materials by calling or writing your broker, bank or other nominee.  If you own your shares in street name, you can request householding by calling or writing your broker, bank, or other nominee.

ITEM 1 - ELECTION OF DIRECTORS

The Board of Directors unanimously recommends a vote “FOR” the election of the following nominees for director:

Menderes Akdag, Frank J. Formica, Gian M. Fulgoni, Ronald J. Korn, and Robert C. Schweitzer.

Our Board of Directors currently consists of five members.  Each of our current directors was elected by our stockholders at the Annual Meeting of Stockholders in 2009.  Our Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, has nominated the five persons listed to stand for election for a new term.  Each of the nominees listed is currently serving as a director.  Each of the nominated directors has agreed to serve if elected. If elected the directors will serve until the next Annual Meeting of Stockholders or until the director is succeeded by another director who has been elected.  However, if for some reason one or more of them is unable to accept nomination, or election, proxies will be voted for the election of a nominee(s) designated by our Board of Directors.  Biographical information for each nominee for director is presented below.

The Board and the Corporate Governance and Nominating Committee believe that each of the director nominees possesses important experience and skills that provide the Board with an optimal balance of leadership, competencies, qualifications and diversity in areas that are important to the Company. Each of the Company’s director nominees has high ethical standards, acts with integrity and exercises careful, mature judgment. Each is committed to employing his skills and abilities to aid the long-term interests of our shareholders. In addition, our director nominees are knowledgeable and experienced in one or more business, governmental, or academic endeavors, which further qualifies them for service as members of the Board.

ITEM 2 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the year ending March 31, 2011.

The Audit Committee of our Board of Directors has appointed and approved McGladrey & Pullen, LLP to audit our fiscal year 2011 consolidated financial statements.  McGladrey & Pullen, LLP (formerly Goldstein Golub Kessler LLP) has served us in this capacity since March 2001.  Representatives of the firm may be available at the Annual Meeting to make a statement, if they choose, and to answer any questions you may have.

DIRECTOR QUALIFICATIONS AND DIVERSITY

There are certain minimum qualifications for Board membership that Director candidates should possess, including strong values and discipline, high ethical standards, a commitment to full participation on the Board and its Committees, and relevant experience.  Also as set forth in the Corporate Governance and Nominating Committee Charter, “[d]iversity of race, ethnicity, gender and age are important factors in evaluating candidates for Board membership.”   The Charter thus provides that a commitment to diversity is a consideration in the identification and nomination of Director candidates. The Corporate Governance and Nominating Committee and the full Board implement and assess the effectiveness of these guidelines and the commitment to diversity by referring to the charter in the review and discussion of Board candidates when assessing the composition of the Board.

On an annual basis, the Corporate Governance and Nominating Committee reviews its own performance, leads the Board in its annual review of the Board's performance, and reviews the Board structure to determine whether there is a need for an addition to the Board. In the event that either a vacancy on the Board occurs or the Corporate Governance and Nominating Committee determines that there is a need for an addition to the Board, as part of its authority and responsibilities as specified in its charter, the Corporate Governance and Nominating Committee seeks individuals qualified to become Board members for recommendation to the Board, including evaluating persons suggested by shareholders or others.

The criteria for open Board positions, if any, includes, among others, the current composition of the Board, the range of talents, experiences, and skills that would best complement those already represented on the Board, the balance of management and independent directors, the need for financial or other specialized expertise, and a willingness and ability to devote adequate time to our Board’s duties. The assessment of candidates includes a review of the nominee's judgment, experience, independence, possible conflicts of interest, understanding of the Company's or other related industries, and such other factors as the Corporate Governance and Nominating Committee concludes are pertinent in light of the current needs of the Board.  The Corporate Governance and Nominating Committee then conducts appropriate inquiries into the backgrounds and qualifications of possible nominees in an effort to determine each proposed nominee's qualifications for service on the Board.

The Company ensures that its shareholders are fully apprised of the Corporate Governance and Nominating Committee’s Policy with Regard to the Consideration of Director Candidate Recommendations by our Stockholders as well as the process for the Corporate Governance and Nominating Committee’s Identification and Evaluation of Nominees for Directors (see p. 12).  A copy of the Corporate Governance and Nominating Committee’s Charter may be found in our 2004 Proxy which was filed on June 30, 2004.  A copy is also available free of charge by contacting Investor Relations at 1-800-738-6337.

NOMINEES FOR DIRECTORS OF PETMED EXPRESS, INC.

The biographies of each of the Directors, below, support the conclusion that these individuals are dedicated, ethical, highly regarded, and qualified to serve as Directors of the Company.  They collectively possess a variety of skills, professional experience, and diversity of backgrounds allowing them to effectively oversee the Company’s business, and if elected, would constitute a balanced and multi-disciplinary Board composed of qualified individuals. The biographies each contain information regarding the person’s service as a director, business, educational, and other professional experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, during the last ten years or beyond if material, and the experiences, qualifications, attributes or skills that caused the Board to determine that the person should serve as a director for the Company. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide diverse business and professional capabilities, along with the experience, knowledge and other abilities that will allow the Board to fulfill its responsibilities.

MENDERES AKDAG, 49, Chief Executive Officer, President, Director

Mr. Akdag has served as the Company’s Chief Executive Officer since March 2001 and as President since August, 2005, and was appointed to the Board of Directors in November, 2002, bringing a breadth of experience in the areas of direct response marketing, operations, and finance.  Mr. Akdag is also a member of the Company’s Investment Committee.

Mr. Akdag has played a vital role in the continuing development and implementation of the Company’s strategic business plan, leading the Company into its expansion into online retail sales and pursuing nationwide recognition of the Company’s brand.  At the time Mr. Akdag accepted the position as Chief Executive Officer, the Company had net operating losses and an accumulated deficit.  Since he joined the Company, annual sales have increased from $10 million to $238.3 million, and the diluted earnings per share have increased, from a $0.28 loss to $1.14 earnings.  Additionally, the Company’s market capitalization has increased from approximately $8 million, as of March 31, 2001, to over $500 million as of March 31, 2010.

In 2009, Mr. Akdag was an Ernst & Young Entrepreneur of the Year Florida Winner in the retail category as well as a national finalist. Recognized globally, the award honors the most outstanding entrepreneurs who inspire others with their vision, leadership and achievement.  Mr. Akdag holds a Bachelor of Science degree in Business Administration with a major in finance from the University of Florida where he graduated with high honors.

Prior to joining PetMed Express, Mr. Akdag served as Chief Executive Officer of International Cosmetics Marketing Co. d/b/a Beverly Sassoon & Co., a publicly held (PS:SASN) direct sales company distributing skin care and nutritional products from November 2000 until March, 2001.  From May 1991 until August 2000, Mr. Akdag was employed by Lens Express, Inc., a direct sales company distributing replacement contact lenses.  While there, Mr. Akdag served as Chief Financial Officer from May 1991 until August 1992, as Chief Executive Officer from August 1992 until May 1996, and as President from May 1996 until August 2000. From May 1991 until May 1996, Mr. Akdag was also a member of the Board of Directors.

Mr. Akdag also serves on the Board of Directors of Medical Mobile Monitoring (Integrity Tracking LLC), a privately-held company in which he is a minority investor.

In mid-late 2004, six shareholder class action lawsuits were filed against the Company and Mr. Akdag as a controlling person (as well as another Officer of the Company and a Director who is no longer with the Company) for alleged violations of the federal securities laws.  The Company and Mr. Akdag denied the allegations of wrongdoing in the lawsuit, pointing out that the Company had experienced substantial growth in both sales and profits during the period of time referenced in the suit as conceded in the lawsuits’ allegations.  The Company and Mr. Akdag contended that the class action lawsuits were frivolous, and on February 1, 2005, all six lawsuits were voluntarily dismissed by the plaintiffs without prejudice.

In November 2009, the Company filed suit against a competitor company and its President for breach of contract, trademark infringement, unfair competition and related claims.  In January, 2010 the defendants filed their Answer, Counterclaims and Third-Party Complaint, naming Mr. Akdag, in his capacity as the Company’s President and Chief Executive Officer, as a third-party defendant.

Mr. Akdag’s wide-ranging expertise in strategic planning, direct response marketing, operations and finance, and his leadership capabilities, are recognized as invaluable by the Board of Directors.  As a member of the Board, Mr. Akdag is able to offer our Board of Directors critical insight into Company-specific issues, and to make very significant contributions to the Board’s decision-making processes.

FRANK J. FORMICA, 66, Director, Chairman of the Corporate Governance and Nominating Committee

Mr. Formica has served as a member of our Board of Directors since August 2003, bringing considerable legal knowledge to the Board as well as a substantial familiarity and significant understanding of the rules and regulations of the Securities and Exchange Commission and the Nasdaq stock market. Mr. Formica is also the Chairman of the Corporate Governance and Nominating Committee, and a member of the Compensation Committee.

Since 1999, Mr. Formica has served as a legal consultant and expert in corporate securities and securities industry litigation and arbitration.  From 1969 until 1999, Mr. Formica held various positions with the National Association of Securities Dealers (“NASD”), now known as the Financial Industry Regulatory Authority (“FINRA”), the self-regulatory organization responsible for the regulation of registered broker-dealers in the United States. His positions have included Vice President and Deputy General Counsel, Director of the NASD’s Corporate Financing Department and Director of the Congressional and State Liaison Department.

Mr. Formica’s career began in 1969 with the NASD’s Office of General Counsel as an enforcement attorney handling broker/dealer administrative proceedings at the national level as well as drafting and interpreting NASD rules and regulations. In 1977 he was named Vice President and Deputy General Counsel responsible for the day to day operations of the Office including litigation, administrative proceedings before the Board of Governors and the SEC, legal advice to the Board of Governors, and drafting and adopting NASD rules, interpretations and policies.

In 1984 he was named Director of the NASD’s Corporate Financing Department which was responsible for the review of underwriting arrangements and after market trading of public offerings of securities and the rules and regulations relating to sales practices in those offerings. The Department was also responsible for the regulation of the distribution and sale of limited partnerships and other direct participation programs.

In 1990 Mr. Formica became Director of the NASD’s Congressional and State Liaison Department which represented the NASD before the United States Congress, the federal banking regulatory agencies and state legislatures and securities administrators. In that capacity he worked with the various committees of the US Congress on legislation and other matters affecting the financial markets and the regulation of those markets. He also worked with state securities administrators and the SEC on coordination of enforcement activities and other areas involving the regulation of brokers/dealers. Mr. Formica retired from the NASD in 1999.

Mr. Formica received his Juris Doctor degree from the Washington College of Law at American University and an undergraduate degree from Ohio University. He is a member of the New York State Bar.  He has been a frequent speaker in programs relating to securities laws and regulations including the American Bar Association, the Practicing Law Institute, the NY Law Institute, the Securities Industry Association, the Real Estate Securities Syndication Institute, the North American Securities Administrators Association and NASD compliance conferences.

Mr. Formica’s extensive and high level experience in the corporate securities industry and as well as his education in the law and experience in government relations, enable Mr. Formica to make very significant contributions to the Board’s decision-making processes especially in matters of securities laws and regulations, and corporate governance.

GIAN M. FULGONI, 62, Director

Mr. Fulgoni has served as a member of our Board of Directors since November 2002, contributing extensive marketing and advertising knowledge to the Board.  He is also a member of the Audit, Compensation, and Corporate Governance and Nominating Committees.

Mr. Fulgoni had previously been a member of our Board of Directors from August 1999 through November 2000, but left to devote his time to comScore, Inc., (at that time, ComScore Networks, Inc.), (NASDAQ:SCOR), a marketing research company that he had co-founded, and now a recognized global leader in measuring the digital world. He has been the Executive Chairman of comScore since 1999.

From 1981 until 1998, Mr. Fulgoni served as President and Chief Executive Officer of Information Resources, Inc. (IRI), (then: NASDAQ: IRIC), a leading global supplier of retail scanner data to the Consumer Packaged Goods (CPG) industry, where he grew the company’s revenues at an annual rate of 40% to more than $500 million annually and its market value to $1.5 billion. In 1996, IRI was recognized by Advertising Age magazine as the largest U.S. market research firm.

Additionally, by the time Mr. Fulgoni joined the Company’s Board, he had already been involved in the growth of other successful public companies.  From 1991 until 1999, he served as a member of the board of Platinum Technology, Inc., during which time the company grew from $80 million to more than $1 billion in annual revenues and established itself as a global leader in the software services industry. In 1999, Platinum Technology was acquired by Computer Associates in an all-cash transaction valued at $4.0 billion -- at the time the largest-ever acquisition in the software industry.  He had also served on the board of U.S. Robotics from 1991 to 1994, prior to its acquisition in 1997 by 3 Com in a transaction valued at $8 billion, and in 1999, Mr. Fulgoni served on the board of yesMail.com, a leading supplier of permission-based e-mail services. In March 2000, yesMail.com was acquired by CMGI for approximately $700 million.

Mr. Fulgoni has repeatedly been recognized for his entrepreneurial skills.  In 1991 and again in 2004, he was named Illinois Entrepreneur of the Year, the only person to have twice received that honor. In 1992, Mr. Fulgoni received the Wall Street Transcript Award for outstanding contributions as CEO in enhancing the overall value of IRI to the benefit of its shareholders. In 2008, Mr. Fulgoni was inducted into the Chicago Entrepreneurship Hall of Fame and was also the Greater Washington Ernst & Young® Entrepreneur of the Year award winner in the services category, and was a national finalist.

Educated in the United Kingdom, Mr. Fulgoni holds a Masters degree in Marketing from the University of Lancaster and a Bachelor of Science degree in Physics from the University of Manchester.  He is the co-holder of a U.S. patent governing comScore’s data collection technology.

In addition to serving on the Company’s Board, Mr. Fulgoni also currently serves on the Board of Directors of InXpo, a leading supplier of technology for hosting virtual events; the Advertising Research Foundation (ARF), a leading forum for the advertising industry; and the North American Foundation for the University of Manchester (NAFUM), and is a charter member of TiE Midwest, the world's largest not-for-profit organization for entrepreneurs.

Mr. Fulgoni’s extensive and high level experience in strategic and marketing industry trends allows him to bring an informed perspective and thoughtful insights and guidance into strategic and marketing industry trends.  This, as well as his executive and board involvement with other businesses and organizations, including his own, enables Mr. Fulgoni to make very significant contributions to the Board’s decision-making processes especially in competitive marketing opportunities for the Company.

RONALD J. KORN, 70, Director, Chairman of the Audit Committee

Mr. Korn has served as a member of our Board of Directors since November 2002, contributing extensive knowledge from an audit and accounting perspective, based on his considerable experience with large financial institutions and public companies.  Mr. Korn is also the Chairman of the Audit Committee, and is considered to be an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.  Mr. Korn is also a member of the Compensation, Corporate Governance and Nominating, and Investment Committees.

Since 1991, Mr. Korn has been the President of Ronald Korn Consulting, a business consulting firm that provides business and marketing services to a limited number of clients.  From 1961 to 1991, he was a partner and employee of KPMG, LLP, an international accounting firm, where his client responsibilities included a number of large financial institutions and various public corporations.

In addition to serving on the Company’s Board, Mr. Korn has served as a Director and Chairman of the Audit Committee of Ocwen Financial Corporation (NYSE:OCN)  since July 2003, and as a Director and Chairman of the Audit Committee of comScore, Inc., formerly ComScore Networks, Inc., (NASDAQ:SCOR) since November, 2005.  Mr. Korn previously served as a Director and Chairman of the Audit Committee of a number of public companies and a privately held financial institution.

Mr. Korn currently holds inactive licenses as a Certified Public Accountant in New York, Michigan and Florida.  Mr. Korn also holds a Juris Doctor degree from the New York University Law School and a Bachelor of Science degree in Economics from the University of Pennsylvania, Wharton School.

Mr. Korn’s extensive and high level experience in the financial services industry as well as his executive and board involvement with numerous other businesses and organizations enables Mr. Korn to make very significant contributions to the Board’s decision-making processes especially in financial matters. The depth and breadth of Mr. Korn’s experience and skills are also evident by the fact that he qualifies as an audit committee financial expert, serves as Chairman of our Audit Committee and as a member of our Compensation Committee.

ROBERT C. SCHWEITZER, 64, Director, Chairman of the Board, Chairman of the Compensation Committee

Mr. Schweitzer has served as a member of our Board of Directors since November 2002 and as Chairman of the Board since July 2006, contributing knowledge from a financial and banking perspective.  He is also the Chairman of the Compensation Committee and a member of the Audit, Corporate Governance and Nominating, and Investment Committees.

At the time Mr. Schweitzer joined our Board, he was a senior executive with extensive experience in increasingly responsible positions in the financial services industry.  He managed banking and consulting groups providing financial products and services to a wide variety of companies and individuals.  His areas of expertise included financial management, Board relations, and corporate/civic leadership, and he was results oriented with strong leadership, motivational, and financial management skills.

Mr. Schweitzer currently is the President of Shay Investment Services, Inc., a holding company consisting of a bank, an investment management company, and a broker-dealer serving the investment needs of institutional clients.  He has served in that capacity since August 2007.

From October 2005 until August, 2007, Mr. Schweitzer was the Florida Regional President for Northwest Savings Bank (following the sale of Equinox Bank where he was President and Chief Executive Officer, to Northwest Savings).  From June 2004 to March 2005 he was a consultant to Equinox Bank (formerly Horizon Bank), and became President and Chief Executive Officer of Equinox Bank in March 2005.  Mr. Schweitzer was the Regional President of Union Planters Bank for Broward and Palm Beach County Florida markets from April 1999 to December 2002.  Prior to joining Union Planters, Mr. Schweitzer served as the Executive Vice President and Head of Commercial Banking for Barnett Bank/NationsBank in Jacksonville, Florida from 1993 to 1999.  Other positions held include Director and Head of Real Estate Consulting for Coopers & Lybrand in Washington, D.C.; Senior Vice President and Manager of Central North America Real Estate for the First National Bank of Chicago, and Manager of Domestic Credit Process Review; and Senior Vice President and Manager of Central North American Banking for Wachovia Bank.

Mr. Schweitzer holds a Masters of Business Administration degree from the University of North Carolina, and a Bachelor of Science degree from the United States Naval Academy.  Mr. Schweitzer served in the United States Navy in the Submarine Force and Navy Reserve for 30 years, and retired with a rank of Captain.

In addition to serving on the Company’s Board, Mr. Schweitzer currently also serves as Chairman of the Board of Directors of First Financial Bank and Trust in Louisiana.

Mr. Schweitzer’s extensive and high level experience in the financial services and investment industries as well as his executive and board involvement with numerous other businesses and organizations enables Mr. Schweitzer to make very significant contributions to the Board’s decision-making processes, especially in financial matters related to investment strategies.

EXECUTIVE OFFICER

BRUCE S. ROSENBLOOM, 41, Chief Financial Officer and Treasurer

Mr. Rosenbloom has served as the Company’s Chief Financial Officer and Treasurer since May 2001.  Mr. Rosenbloom served as the Manager of Finance and Financial Reporting of Cooker Restaurant Corporation, a publicly held (PS: CGRTQ) restaurant, in West Palm Beach, Florida, from December 2000 until May 2001.  Mr. Rosenbloom's duties included all internal and external reporting including all SEC filings and Annual Reports to Shareholders.  Mr. Rosenbloom was a senior audit accountant for Deloitte & Touche LLP, an international accounting firm, West Palm Beach, Florida, from January 1996 until December 2000.  Mr. Rosenbloom was responsible for planning and conducting all aspects of audit engagements for clients in various industries, including direct marketing, healthcare, manufacturing, financial institutions, and professional service firms.  Mr. Rosenbloom, a certified public accountant, holds a Bachelor of Science degree in Accounting from Florida Atlantic University and a Bachelor of Arts degree in Economics from the University of Texas at Austin.

There are no family relationships between any of the Officers and Directors.

CORPORATE GOVERNANCE

The business and affairs of PetMed Express, Inc. are managed by or under the direction of our Board of Directors which is the Company’s ultimate decision-making body except with respect to those matters reserved to our stockholders.  Our Board includes a majority of independent directors.  Our Board reaffirms its accountability to stockholders through the stockholder election process.  Our Board reviews and ratifies executive officer selection and compensation, and monitors overall corporate performance and the integrity of our financial controls.  Our Board of Directors also oversees our strategic and business planning processes.

Policy with Regard to the Consideration of Director Candidate Recommendations by our Stockholders

The Corporate Governance and Nominating Committee has a policy pursuant to which it considers director candidates recommended by our stockholders.  All director candidates recommended by our stockholders are considered for selection to the Board on the same basis as if such candidates were recommended by one or more of our directors or other sources.  To recommend a director candidate for consideration by our Corporate Governance and Nominating Committee, a stockholder must submit the recommendation in writing to our Corporate Secretary not later than one hundred twenty (120) calendar days prior to the anniversary date of our Proxy Statement distributed to our stockholders in connection with our most recent Annual Meeting of Stockholders, and the recommendation must provide the following information: (i) the name of the stockholder making the recommendation, (ii) the name of the candidate, (iii) the candidate’s resume or a listing of his or her qualifications to be a director, (iv) the proposed candidate’s written consent to being named as a nominee and to serving as one of our directors if elected, and (v) a description of all relationships, arrangements or understandings, if any, between the proposed candidate and the recommending stockholder and between the proposed candidate and us so that the candidate’s independence may be assessed.  The stockholder or the director candidate also must provide any additional information requested by our Corporate Governance and Nominating Committee to assist the Committee in appropriately evaluating the candidate.

Corporate Governance and Nominating Committee’s Identification and Evaluation of Nominees for Director

Potential candidates may come to the attention of the Corporate Governance and Nominating Committee through recommendations made by current directors, stockholders, executives, or director search firms retained by the Corporate Governance and Nominating Committee or other persons.  Working closely with the full Board, the Corporate Governance and Nominating Committee develops criteria for open Board positions, taking into account such factors as it deems appropriate, including, among others, the current composition of the Board, the range of talents, experiences and skills that would best complement those already represented on the Board, the balance of management and independent directors, the need for financial or other specialized expertise, and willingness and ability to devote adequate time to our Board’s duties.

MEETINGS OF THE BOARD OF DIRECTORS

During the fiscal year ended March 31, 2010, there were four meetings of our Board of Directors, and the Board took action two times by written consent in lieu of a meeting.  Each director attended all of the meetings of the Board and meetings held by committees on which he served, with the exception of Mr. Fulgoni, who was unable to attend one meeting of the Board and one meeting held by each committee on which he served.  Members of the Board are required to attend the Annual Meeting of Stockholders.  A director who is unable to attend our Annual Meeting of Stockholders is expected to notify the Board in advance of the meeting.  Mr. Fulgoni was unable to attend the 2009 Annual Meeting of Stockholders, and notified the Board in advance.

Independent Directors and Meetings of our Independent Directors

Our Board of Directors has determined that each of the following members of the Company’s Board of Directors is independent under the rules of Nasdaq governing the independence of directors: Robert C. Schweitzer, Ronald J. Korn, Gian M. Fulgoni and Frank J. Formica.   Our independent directors meet in sessions without management of our Company present.  In fiscal 2010, our independent directors held eight executive sessions without management of our Company present.

Committees of the Board of Directors

Our Board of Directors maintains an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee.  All members of the committees are considered independent directors under the rules of Nasdaq governing the independence of directors.  The following table shows the present members of each committee, the number of committee meetings held during fiscal (“FY”) 2010, and the primary functions performed by each committee:

Committee	Functions
Audit Number of Meetings during FY 2010: 8 Members: Ronald J. Korn*, Financial Expert (1) Robert C. Schweitzer Gian M. Fulgoni

• Oversees the Company’s systems of internal controls regarding finance, accounting and legal compliance

• Oversees the Company’s auditing, accounting and financial

reporting processes generally

• Oversees the Company’s financial statements and other financial information provided by the Company to its stockholders, the  public and others

• Oversees the Company’s compliance with legal and regulatory requirements

• Oversees the performance of the Company’s independent auditors

• Conducts an annual performance evaluation of the Committee

Compensation Number of Meetings during FY 2010: 4 Members: Robert C. Schweitzer* Ronald J. Korn Gian M. Fulgoni Frank J. Formica

• Establishes, in consultation with senior management, the Company’s general compensation philosophy, and oversees development and implementation of the compensation programs

• Reviews and approves corporate goals and objectives relating to the compensation of the Company’s CEO

• Recommends, subject to Board approval,  salaries and other compensation matters for executive officers

• Approves annual incentive plans for the Company’s officers and employees, recommends grants of restricted stock and stock options to directors, officers and employees and supervises administration of employee benefit plans

• Oversees, in consultation with management, regulatory compliance with respect to compensation matters

• Reviews and approves any severance or similar termination payment proposed to be made to any Company executive or senior officer

• Recommends, subject to the approval of the Board of Directors, compensation for directors

• Conducts an annual performance evaluation of the Committee

Corporate Governance and Nominating Number of Meetings during FY 2010: 1 Members: Frank J. Formica* Gian M. Fulgoni Robert C. Schweitzer Ronald J. Korn

• Recommends the slate of director nominees for election to Board of Directors

• Identifies and recommends candidates to fill vacancies occurring between annual shareholders meetings

• Develops and recommends to the Board of Directors corporate governance principles

• Leads annual review of performance of Board of Directors

* Chairman

(1) The Board considers Mr. Korn to be an audit committee financial expert within the meaning of Item 407(d)(5) of Regulation S-K. In general, an “audit committee financial expert” is an individual member of the audit committee who (a) understands generally accepted accounting principles and financial statements, (b) is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves, (c) has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to the Company’s financial statements, (d) understands internal controls over financial reporting, and (e) understands audit committee functions. An “audit committee financial expert” may qualify as such through: education and experience as a principal financial officer, principal accounting officer, controller, public accountant, auditor or person serving similar functions; experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person serving similar functions; experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or, other relevant experience.

Investment Committee

In addition to the above standing committees, in 2005 the Board of Directors determined that it was advisable and in the best interest of the Company to form an Investment Committee, with the primary purpose of such Committee to establish policies and guidelines for the investment of excess cash held by or available to the Company and to revise or update such policies and guidelines whenever, in the judgment of the Investment Committee, it is appropriate to do so.  The Investment Committee is comprised of Menderes Akdag, Robert C. Schweitzer and Ronald J. Korn.  Mr. Akdag and Bruce S. Rosenbloom, the Company’s Chief Financial Officer, are authorized to take any and all action that is necessary to implement any recommendation of the Investment Committee as approved by the Board of Directors. The Investment Committee had one meeting during fiscal 2010.

Corporate Code of Business Conduct and Ethics

The company has in place a Corporate Code of Business Conduct and Ethics, which is applicable to all directors, officers, and employees, including our principal executive officer and principal financial and accounting officer.  On a yearly basis, a reminder memo is sent concerning the necessity for compliance with the provisions.  Our Code of Business Conduct and Ethics is a written standard designed to deter wrongdoing and to promote:

•

honest and ethical conduct;

•

full, fair, accurate, timely, and understandable disclosure in regulatory filings and public statements;

•

compliance with applicable laws, rules, and regulations;

•

the prompt reporting of violation of the code; and

•

accountability for adherence to the Code of Business Conduct and Ethics.

Our Corporate Code of Business Conduct and Ethics is filed with the Securities and Exchange Commission as Exhibit 14 to our Annual Report on Form 10-K for the year ended March 31, 2010.  The Company’s Code of Business Conduct and Ethics may be found in our 2004 Proxy Statement which was filed on June 30, 2004.  Anyone who wishes to receive a copy of our Corporate Code of Business Conduct and Ethics, without charge, can send a letter addressed to our General Counsel at PetMed Express, Inc., 1441 S.W. 29th Avenue, Pompano Beach, FL 33069, or by contacting Investor Relations at 1-800-738-6337.

Board Leadership Structure and Board’s Role in Risk Oversight

Our Board of Directors has determined that the separation of the offices of Chairman of the Board and Chief Executive Officer will enhance Board independence and oversight.  Moreover, the separation of the Chairman of the Board and Chief Executive Officer will allow the Chief Executive Officer to better focus on his responsibilities of running the Company, enhancing stockholder value and expanding and strengthening our business while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management.  Consistent with this determination, Robert C. Schweitzer serves as Chairman of the Board of Directors and is considered an independent director, and Menderes Akdag serves as our Chief Executive Officer.

Our Board of Directors, in conjunction with management, has responsibility for the oversight of risk management.  Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, provides risk oversight.  The Board of Directors regularly and continually receives information intended to apprise the Board of the strategic, operational, commercial, financial, legal, and compliance risks the Company faces.  While the Board of Directors is ultimately responsible for oversight of the Company’s risk management practices, the Audit, Compensation, Corporate Governance and Nominating, and Investment Committees of the Board of Directors assist the board in fulfilling its oversight responsibilities in certain areas of risk.

In particular, the Audit Committee focuses on financial risk, including but not limited to internal controls, and the Committee receives, reviews, and discusses regular reports from management and external auditors concerning risk assessment.  Our Compensation Committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs.  Our Corporate Governance and Nominating Committee focuses on the management of risks associated with board organization, membership, and structure, succession planning for our directors and executive officers, and corporate governance. Finally, our Investment Committee focuses on the management and risks of our financial investments.

Stockholder Communications with the Board

The Company provides an informal process for stockholders to send communications to our Board of Directors.  Stockholders who wish to communicate directly with our Board of Directors, or specified individual directors, may do so in writing to the Board of Directors or individual director in c/o Corporate Secretary and General Counsel, PetMed Express, Inc., 1441 S.W. 29th Avenue, Pompano Beach, FL 33069.  Correspondence directed to an individual board member is referred, unopened, to that member. Correspondence not directed to a particular board member is referred, unopened, to the Chairman of the Corporate Governance and Nominating Committee.

THE REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, (“Securities Act”) or the Exchange Act, except to the extent we specifically incorporate this Report by reference therein.

The Securities and Exchange Commission rules require us to include in this Proxy Statement a report from the Audit Committee of our Board of Directors. The following report concerns the Audit Committee’s activities regarding oversight of our financial reporting and auditing process.

The Audit Committee is comprised solely of independent directors, and it operates under a written charter adopted by the Company’s Board of Directors.  The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors in the oversight of its financial reporting, internal control, and audit functions. Management is responsible for the preparation, presentation, and integrity of its consolidated financial statements, accounting and financial reporting principles, and internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. McGladrey & Pullen, LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel, and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the Audit Committee’s members in business, financial, and accounting matters.

Among other matters, the Audit Committee monitors the activities and performance of the Company’s independent registered public accounting firm, including the audit scope, external audit fees, registered public accounting firm independence matters, and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. The Audit Committee and the Board of Directors have ultimate authority and responsibility to select, evaluate and, when appropriate, replace the independent registered public accounting firm.

The Audit Committee also reviews the results of the audit work with regard to the adequacy and appropriateness of financial, accounting, and internal controls. Management and independent registered public accounting firm presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent registered public accounting firm. In addition, the Audit Committee generally oversees internal compliance programs.

The Audit Committee has reviewed and discussed the Company’s consolidated financial statements with management and the independent registered public accounting firm, management represented to the Audit Committee that its consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the independent registered public accounting firm represented that its presentations included the matters required to be discussed with the independent registered public accounting firm by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

McGladrey & Pullen, LLP, the independent registered public accounting firm, also provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with McGladrey & Pullen, LLP the firm’s independence.

Following the Audit Committee’s discussions with management and McGladrey & Pullen, LLP, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010.

Audit Committee

RONALD J. KORN, Chairman
ROBERT C. SCHWEITZER
GIAN M. FULGONI

PRINCIPAL ACCOUNTANT FEES AND SERVICES

McGladrey & Pullen, LLP (“M&P”) and RSM McGladrey, Inc. (“RSM”), an affiliate of M&P, had billed the Company for audit and other fees during fiscal 2010 and 2009.  The following table sets forth the fees billed to us by M&P and RSM as of and for the fiscal years ended March 31, 2010 and March 31, 2009:

	For the Year Ended March 31,

	2010	2009

Audit fees - M&P	$288,547	$277,541
Other fees (tax-related) - RSM	24,923	19,428

Total accountant fees and services	$313,470	$296,969

Audit fees billed by M&P are related to the audit of our annual consolidated financial statements and of our assessment on internal control over financial reporting for the fiscal years ended March 31, 2010 and March 31, 2009.  Audit fees also included the review of our Annual Report on Form 10-K, and the review of our interim consolidated financial statements included in our Quarterly Reports on Form 10-Q for the periods ended June 30, September 30, and December 31, 2008 and 2009.  Audit fees in fiscal 2010 also included the audit of the Company’s 401(k) Plan.  Other tax-related fees, which did not include Financial Information System Design and Implementation fees, were provided by RSM during fiscal 2010 and 2009.

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

The Audit Committee shall:

•

Have the responsibility to review and consider and ultimately pre-approve all audit and permitted non-audit services to be performed by our independent registered public accounting firm.

•

Select, evaluate, and, where appropriate, replace the independent registered public accounting firm or nominate the independent registered public accounting firm for shareholder approval.  The Committee also has the responsibility to approve all audit engagement fees and terms and all non-audit engagements with the independent registered public accounting firm. The following sets forth what the Committee shall do in order to fulfill its responsibilities and duties with respect to the independent registered public accounting firm: be directly responsible for the appointment, compensation approval and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing its audit report or related work.

•

Have the sole authority to review in advance, and grant any appropriate pre-approvals of: (i) all auditing services to be provided by the independent registered public accounting firm, (ii) all non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Exchange Act, and (iii) in connection therewith to approve all fees and other terms of engagement. The Committee shall also review and approve disclosures required to be included in Securities and Exchange Commission periodic reports filed under Section 13(a) of the Exchange Act with respect to non-audit services.

•

Review the performance of the Company's independent registered public accounting firm on at least an annual basis.

•

On an annual basis, review and discuss with the independent registered public accounting firm all relationships the independent registered public accounting firm has with the Company in order to evaluate the independent registered public accounting firm's continued independence. The Committee: (i) shall ensure that the independent registered public accounting firm submit to the Committee on an annual basis a written statement (consistent with Independence Standards Board Standards No. 1) delineating all relationships and services that may impact the objectivity and independence of the independent registered public accounting firm; (ii) shall discuss with the independent registered public accounting firm any disclosed relationship or services that may impact the objectivity and independence of the independent registered public accounting firm; and (iii) shall satisfy itself as to the independent registered public accounting firm's independence.

•

At least annually, obtain and review an annual report from the independent registered public accounting firm describing: (i) the independent registered public accounting firm's internal quality control procedures and (ii) any material issues raised by the most recent internal quality control review, or peer review, of the independent registered public accounting firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent registered public accounting firm, and any steps taken to deal with any such issues.

•

Confirm that the lead audit partner, or the lead audit partner responsible for reviewing the audit for the Company's independent registered public accounting firm, has not performed audit services for the Company for each of the five previous fiscal years.

•

Review all reports required to be submitted by the independent registered public accounting firm to the Committee under Section 10A of the Exchange Act.

•

Review, based upon the recommendation of the independent registered public accounting firm and management, the scope and plan of the work to be done by the independent registered public accounting firm for each fiscal year.

Our Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of McGladrey & Pullen, LLP, and has concluded that the provision of such services is compatible with maintaining the independence of our registered public accounting firm.  As required by Section 10A of the Exchange Act, our Audit Committee has pre-approved all audit and non-audit services provided by our independent registered public accounting firm, and the fees paid for such services.

BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our Common Stock as of June 9, 2010, by (1) each person known by us to own beneficially or exercise voting or dispositive control over 5% or more of our outstanding Common Stock, (2) each of our executive officers and directors, and (3) all executive officers and directors as a group.  In general, “beneficial ownership” includes those shares a person has the power to vote or transfer, and options to acquire our Common Stock that are exercisable currently or become exercisable within 60 days.  Except as otherwise indicated, we believe that the beneficial owners of the Common Stock listed below, based on information furnished by these owners, have sole investment, dispositive and voting power with respect to these shares, except as otherwise provided or by community property laws where applicable.  Unless otherwise indicated below, the address for each person is 1441 S.W. 29th Avenue, Pompano Beach, FL 33069.

Name and Address of Beneficial Owner	Aggregate Number of Shares Beneficially Owned		Percent of Shares Outstanding
Menderes Akdag	520,000	(1)	2.3%
Gian M. Fulgoni	50,900	(2)	*
Ronald J. Korn	50,833	(3)	*
Robert C. Schweitzer	43,334	(4)	*
Frank J. Formica	23,000	(5)	*
Bruce S. Rosenbloom	18,100	(6)	*
All executive officers and directors as a group (six persons)	706,167	(7)	3.1%
Principal Stockholders
Neuberger Berman Group LLC	2,879,423	(8)	12.5%
Fidelity Management & Research	2,425,700	(9)	10.5%
BlackRock, Inc.	1,686,560	(10)	7.3%
Brown Capital Management, Inc.	1,249,478	(11)	5.4%

__________

*

Less than 1% of the issued and outstanding shares.

(1)

Mr. Akdag's holdings include 120,000 restricted shares under the 2006 Employee Restricted Stock Plan, which are subject to forfeiture in one-third increments before March 16, 2011, 2012, and 2013, in the event of termination of employment.

(2)

Mr. Fulgoni’s holdings include vested options to purchase 6,666 shares of our Common Stock at $6.60 per share until May 2011.  Holdings also include 2,000 restricted shares under the 2006 Director Restricted Stock Plan, which are subject to forfeiture before August 3, 2010, 4,000 restricted shares under the 2006 Director Restricted Stock Plan, which are subject to forfeiture in one-half increments before August 1, 2010 and 2011, and 6,000 restricted shares under the 2006 Director Restricted Stock Plan, which are subject to forfeiture in one-third increments before July 31, 2010, 2011, and 2012, in the event of cessation of service as a director.

(3)

Mr. Korn’s holdings include vested options to purchase 6,666 shares of our Common Stock at $6.60 per share until May 2011. Holdings also include 2,000 restricted shares under the 2006 Director Restricted Stock Plan, which are subject to forfeiture before August 3, 2010, 4,000 restricted shares under the 2006 Director Restricted Stock Plan, which are subject to forfeiture in one-half increments before August 1, 2010 and 2011, and 6,000 restricted shares under the 2006 Director Restricted Stock Plan, which are subject to forfeiture in one-third increments before July 31, 2010, 2011, and 2012, in the event of cessation of service as a director.

(4)

Mr. Schweitzer’s holdings include 2,000 restricted shares under the 2006 Director Restricted Stock Plan, which are subject to forfeiture before August 3, 2010, 4,000 restricted shares under the 2006 Director Restricted Stock Plan, which are subject to forfeiture in one-half increments before August 1, 2010 and 2011, and 6,000 restricted shares under the 2006 Director Restricted Stock Plan, which are subject to forfeiture in one-third increments before July 31, 2010, 2011, and 2012, in the event of cessation of service as a director.

(5)

Mr. Formica’s holdings include 2,000 restricted shares under the 2006 Outside Director Restricted Stock Plan, which are subject to forfeiture before August 3, 2010, 4,000 restricted shares under the 2006 Outside Director Restricted Stock Plan, which are subject to forfeiture in one-half increments before August 1, 2010 and 2011, and 6,000 restricted shares under the 2006 Outside Director Restricted Stock Plan, which are subject to forfeiture in one-third increments before July 31, 2010, 2011, and 2012, in the event of cessation of service as a director.

(6)

Mr. Rosenbloom's holdings include 2,500 restricted shares under the 2006 Employee Equity Restricted Stock Plan, which are subject to forfeiture before June 20, 2010, 5,500 restricted shares under the 2006 Employee Equity Restricted Stock Plan, which are subject to forfeiture in one-half increments before August 1, 2010 and 2011, and 9,000 restricted shares under the 2006 Employee Equity Restricted Stock Plan, which are subject to forfeiture in one-third increments before July 31, 2010, 2011 and 2012, in the event of termination of employment.

(7)

Incorporates (1) through (6) above.

(8)

The information about Neuberger Berman Group LLC (“Neuberger”) was derived from the Schedule 13F filed by Neuberger on March 31, 2010.  The address for Neuberger is 605 Third Avenue, New York, NY 10158.

(9)

The information about Fidelity Management & Research (“Fidelity”) was derived from the Schedule 13F filed by Fidelity on March 31, 2010.  The address for Fidelity is 82 Devonshire Street, Boston, MA 02109.

(10)

The information about BlackRock, Inc. (“BlackRock”) was derived from the Schedule 13F filed by BlackRock on March 31, 2010.  The address for BlackRock is 40 East 52nd Street, New York, NY 10022.

(11)

The information about Brown Capital Management, Inc. (“Brown”) was derived from the Schedule 13G, filed by Brown on April 26, 2010.  The address for Brown is 1201 N. Calvert Street, Baltimore, MD 21202.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors, executive officers and persons who beneficially own 10% or more of our stock file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our stock and our other equity securities. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us under Rule 16a-3(d) of the Exchange Act through the fiscal year ended March 31, 2010, the Company is not aware of any person who failed to file on a timely basis, as disclosed in the aforementioned forms and reports required by Section 16(a) of the Exchange Act during the fiscal year ended March 31, 2010.

THE REPORT OF COMPENSATION COMMITTEE

The following Report of the Compensation Committee of our Board of Directors does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filings by us under the Securities Act, or the Exchange Act, except to the extent we specifically incorporate this Report or the performance graphs by reference therein.

The primary purposes of our Compensation Committee of our Board of Directors, a committee which is comprised solely of independent directors, are to oversee the administration of the Company's compensation programs, to review the compensation of executive officers and directors, to prepare any report on executive compensation required by the rules and regulations of the Securities and Exchange Commission, and generally to provide assistance to the Board of Directors on compensation matters.  The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management and, based on that review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

ROBERT C. SCHWEITZER, Chairman
RONALD J. KORN
GIAN M. FULGONI
FRANK J. FORMICA

COMPENSATION DISCUSSION AND ANALYSIS

 Overview

The Compensation Committee of our Board of Directors, composed entirely of independent directors, administers our executive compensation program. The role of the Compensation Committee is to oversee the administration of the Company's compensation and benefit plans and policies, to review the compensation of the executive officer(s) and directors, to administer our stock plans, to prepare any report on executive compensation required by the rules and regulations of the Securities and Exchange Commission, and generally to provide assistance to the Board of Directors on compensation matters.

The following discussion and analysis of compensation arrangements of our named executive officers should be read together with the compensation tables and related disclosures set forth elsewhere in this Proxy Statement. Our named executive officers for the year ended March 31, 2010 are Menderes Akdag and Bruce S. Rosenbloom. This discussion contains forward-looking statements that are based on our current plans and expectations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

Compensation Philosophy

The objective of our compensation programs, as it has been in prior years, is to attract and retain top talent. Our compensation plans are designed to motivate and reward employees for achievement of positive corporate results and also to promote and enforce accountability. In determining the compensation arrangement of our executives, we are guided by the following key principles:

•

Attract and Retain Top Talent.  Our compensation arrangements should be sufficient to allow us to attract, retain, and motivate executives with the necessary skills and talent to successfully manage our business. In order to attract, retain, and motivate such executives, we seek to compensate our executives at levels that are consistent with or more attractive than other available opportunities in the respective executive’s marketplace.

•

Promote Corporate Performance Accountability.  So that executive compensation is aligned with our business objectives and corporate performance, compensation is tied, in part, to financial performance of our business so that executives are held accountable through their compensation for contributions to our performance as a whole through the performance of the tasks for which they are responsible.

•

Promote Individual Performance Accountability.  So that executive officers who contribute to our operating and financial performance are rewarded and motivated, compensation is tied, in part, to the individual executive’s performance to encourage and reflect individual contributions to corporate performance. Individual performance, as well as performance of the business, and responsibility areas that an individual oversees, are factors in assessing a particular individual’s performance.

•

Align Stockholder Interests.  Compensation should be tied, in part, to our financial performance through the grant of long-term incentives under our stock plans, which help to align our executives’ interests with those of our stockholders.

The Compensation Committee believes that our compensation programs should include short-term and long-term components, including cash and equity-based compensation, and should reward performance as measured against established goals. The Compensation Committee considers the total current and potential long-term compensation of each of our executive officers in establishing each element of compensation.

The Compensation Committee reviews and recommends to the full Board of Directors the total compensation to be paid to our chief executive officer and president, in advance of the expiration of his three-year term Executive Employment Agreements. The Compensation Committee reviews and recommends to the full Board of Directors on an annual basis, the long-term incentives to be awarded to other executive officers and key employees.

As part of this process, the Compensation Committee reviews benchmarking of the aggregate level of executive compensation, as well as the mix of elements used to compensate the executive officers. In addition, the Compensation Committee has historically taken into account publicly available data relating to the compensation practices and policies of other companies within and outside our industry. While benchmarking may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of our business and objectives that may be unique to us, the Compensation Committee generally believes that gathering this information is an important part of our compensation-related decision-making process.

At the request of the Compensation Committee, a compensation benchmarking analysis had been conducted to assist in the determination of appropriate executive compensation for fiscal 2007 and fiscal 2008, and was updated in fiscal 2010.  Two groups of peer companies were researched in fiscal 2010: comparable companies located in South Florida and other Catalog/Direct Mail Retailers (based on the nature of the Company’s business).

Below is a list of each group:

•

South Florida Companies: National Beverage Corp., Geo Group Inc., Perry Ellis International Inc., Bluegreen Corp., Eclipsys Corp., Beasley Broadcast Group Inc., Terremark Worldwide, Tradestation Group, and Home Diagnostics.

•

Catalog/Direct Mail Retailers: Drugstore.com Inc., 1-800-Flowers.com Inc., Blue Nile, Inc., Overstock.com Inc., and Nutrisystem.

The information gathered about the peer companies was as follows: market capitalization, annual revenue, and annual earnings per share.  The specific mix of elements of compensation that were benchmarked included: annual salary, bonuses, and stock based compensation (which included both stock options and restricted stock).  Averages of each of the above categories were calculated.  Our Company’s data was then compared to the averages of the comparable companies’ data.  Based on the results of the above benchmarking study the Chief Executive Officer’s (“CEO”) salary, pursuant to entering into a three-year employment agreement, was increased in March 2007 from $250,000 to $450,000, and the Chief Financial Officer’s (“CFO”) salary was increased in June 2007 from $147,940 to $200,200.  An average ratio, which was approximately 60% of the peer group average, was determined by the Board based on the collected data and that ratio was applied to determine a guideline for executive compensation for both the CEO and the CFO.  Based on the results of the above benchmarking study the CEO’s salary was increased in March 2010 from $450,000 to $550,000 for each year under his three-year employment agreement, expiring in March 2013.

While it has not yet done so, in the future the Compensation Committee may retain the services of third-party executive compensation specialists from time to time, as it sees fit, in connection with the establishment of cash and equity compensation and related policies.

The chief executive officer evaluates the performance of other executive officers and key employees on an annual basis and makes recommendations to the Compensation Committee with respect to grants pursuant to the Company’s Employee Equity Restricted Stock Plan.

Application of our Philosophy

Our executive compensation program aims to encourage our management team to continually pursue our strategic opportunities while effectively managing the risks and challenges inherent to our business. Specifically, we have created an executive compensation package that we believe balances a short-term component (annual cash compensation), specifically, base salary, and a long-term component, specifically, stock options or restricted stock.

We believe that these components are appropriate to provide incentives to our senior management and reward them for achieving the following goals:

•

develop a culture that embodies a passion for our company, creative contribution, and a drive to achieve established goals and objectives;

•

provide leadership to the company in such a way as to maximize the results of our business operations;

•

lead us by demonstrating forward thinking in the operation, development, and expansion of our company;

•

effectively manage organizational resources to derive the greatest value possible from each dollar invested; and

•

take strategic advantage of the market opportunity to expand and grow our business.

Our executive compensation structure aims not only to compensate top talent at levels that our board of directors believes are consistent with or more attractive than other opportunities in an executive’s marketplace, but also to be fair relative to compensation paid to other professionals within our organization, relative to our short- and long-term performance results and relative to the value we deliver to our stockholders. We seek to maintain a performance-oriented culture with a compensation approach that rewards our executive officers when we achieve our goals and objectives, while putting at risk an appropriate portion of their compensation against the possibility that our goals and objectives may not be achieved. Overall, our approach is designed to relate the compensation of our executive officers to: the achievement of short- and long-term goals and objectives; their willingness to challenge and improve existing policies and structures; and their capability to take advantage of unique opportunities and overcome difficult challenges within our business.

Components of our Executive Compensation Program

Annual Cash Compensation - Base Salary

The purpose of base salary is to create a secure base of cash compensation for executives that is competitive with the market.  Executives’ salary increases do not follow a preset schedule or formula; however, the following is considered when determining appropriate salary levels and increases: the individual’s current and sustained performance results and the methods utilized to achieve such results; and non-financial performance indicators to include strategic developments for which an executive has responsibility and managerial performance.

The Committee exercises discretion in making salary decisions taking into account, among other things, each individual’s performance and the Company’s overall performance. With regard to individual performance of executive officers other than the Chief Executive Officer, the Committee relies to a large extent on the Chief Executive Officer’s evaluations of each individual executive officer’s performance.

Long-Term Incentive Compensation

Long-Term Incentives. Prior to July, 2006, our long-term incentives were primarily in the form of stock option awards. The purpose of stock options was to provide equity compensation whose value was directly related to the creation of share-owner value.  Grant levels were determined based on individual performance and potential, history of past grants, time in current job, and level of, or significant changes in, responsibility. Stock options provided a vehicle to increase equity ownership and share in the appreciation of the value of Company stock. Stock option grants were made pursuant to our 1998 Stock Plan.  The Option Plan expired on July 31, 2008.

At the Annual Meeting of the Company’s stockholders held on July 28, 2006, both the PetMed Express, Inc. 2006 Employee Equity Compensation Restricted Stock Plan (the “Employee Plan”) and the PetMed Express, Inc. 2006 Outside Director Equity Compensation Restricted Stock Plan (the “Director Plan”) were approved by the stockholders.  See “Director Compensation” for a detailed description of the Employee Plan and Director Plan.

The purpose of the Employee Plan is to promote the interests of the Company by securing and retaining employees of outstanding ability and to provide additional motivation to such employees to exert their best efforts on behalf of the Company.  The Company expects that it will benefit from the added commitment that such employees will have in the welfare of the Company as a result of their ownership or increased ownership of the Company's Common Stock.  All full-time employees are eligible to receive awards under the Plan, which consist of grants of Restricted Stock. Awards may be made under the Plan until July 28, 2016.

The purpose of the Director Plan is to promote the interests of the Company by attracting, retaining, and compensating highly qualified individuals who are not employees or affiliates of PetMed Express, Inc. or any of its subsidiaries, to serve as members of the Company’s Board of Directors, and to enable them to increase their ownership of PetMed Express, Inc.’s Common Stock, thereby increasing their proprietary interest in PetMed Express, Inc. and their identification with the interests of PetMed Express, Inc.’s stockholders.  Awards may be made under the Director Plan until July 28, 2016.

Perquisites and Other Compensation Benefits.  Consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our executive officers, which are also generally available to employees, including medical, dental, and 401(k) matching contributions.  In general, we do not view perquisites as a significant component of our executive compensation structure; however, the Compensation Committee in its discretion may revise, amend, or add to officer(s)’ executive benefits.

EXECUTIVE COMPENSATION

On an annual basis, a forecast (budget) is presented to the Board of Directors, and this annual forecast is discussed and must be approved by the Board.  The annual forecast serves as a baseline for the Company’s performance goals, including those of the executive officers.

The CEO’s annual compensation package is comprised of salary and stock based compensation determined by the Compensation Committee of the Board of Directors.  When the CEO’s then existing contract that was expiring in 2007, was due for renewal, the Compensation Committee conducted the previously discussed review of benchmarking data, which included comparable performing companies, and developed a contract renewal that was both fair to our Company and that would recognize our CEO’s significant contribution to the success of our Company.  The same process was followed for the renewal of the CEO’s contract in March, 2010, based on the review of an updated benchmarking analysis, which again included comparable performing companies.  The Compensation Committee also reviewed the compensation portions of the CEO’s initial contract, and then-existing contract entered into in 2007, and the Company’s performance during the CEO’s tenure.  During the term of the CEO’s then-existing contract, the Company’s sales increased 18%, 16%, and 17% in fiscal 2007, 2008, and 2009, respectively, and earnings per share increased 20%, 39%, and 19% in fiscal 2007, 2008, and 2009, respectively.  Thus, it was determined that these financial results exceeded the Compensation Committee’s overall expectations.  Based on the results of the above benchmarking study the CEO’s salary was increased in March 2010 from $450,000 to $550,000 for each year under his three-year employment agreement, expiring in March 2013.

The CFO’s annual compensation package is comprised of salary, bonus, and stock based compensation.  The package is determined preliminarily by the Company’s Chief Executive Officer, and as of June 2007 the CFO’s annual compensation package was increased to make it comparable to the packages as benchmarked (discussed previously).  Currently on an annual basis, the CEO together with the CFO determines performance-based goals for the CFO at the beginning of the fiscal year.  For fiscal 2009, the CFO’s goals, on a percentage basis, included:  Net Revenue (25%), Operating Profit (25%), Qualitative Review (25%), with all three - “the higher the better,” and General and Administrative Expenses as a Percentage of Sales (25%) –“the lower the better.”  The goals of Net Revenue and Operating Profit are company-wide goals and the criteria are based annually on the board-approved forecast (budget). The Qualitative Review is also a company-wide “goal” and is based on reviews submitted by peers and subordinates with respect to the following criteria: Work Product (Quality, Consistency, Timeliness, Initiative, Adaptability, and Resourcefulness); Personal Integrity; Work Ethics; and Focus/Interpersonal Skills. The goal of minimizing the General and Administrative Expenses as a percentage of sales criteria is based on the board-approved forecast (budget).

The evaluation method used provides planned objectives that can be determined quantitatively on a scale of 1 to 5, apportioning weight to each goal as a percentage (totaling 100%) and based on the final ratings, awarding a percentage increase in salary, at a previously predetermined amount.  For example a rating of a 3 is meeting the predetermined goal.  With respect to the CFO’s annual compensation package for the fiscal year ended March 31, 2010, the below chart reflects his fiscal 2009 goals, which was the basis for the fiscal 2010 compensation, and the weight placed and rating received on each goal. The total represents the weight multiplied by the rating.  The CFO’s overall total rating was 4.26

Goal	Budget	Actual	Weight	Rating	Total
Net Revenue (in millions)	$215.0	$219.4	25%	3.88	0.97
Operating Profit (in millions)	$31.5	$34.2	25%	5.00	1.25
General & Administrative Expenses as a percentage of sales	10.50%	9.8%	25%	5.00	1.25
Qualitative Review	3.00	3.15	25%	3.15	0.79
Total					4.26

With respect to the CFO’s annual compensation package, for the fiscal year ended March 31, 2009, a total rating of 1 earned no raise; a total rating of 2 earned a 4.0% raise; a total rating of 3 earned a 6.0% raise; a total rating of 4 earned a 9.0% raise; and a total rating of 5 earned a 12.0% raise.  Based on the above-indicated total of 4.26, the CFO earned a 9.8% raise in annual salary for the fiscal year ended March 31, 2010.

Stock based compensation is also determined based on the above performance criteria.  With respect to the CFO’s annual stock based compensation for the fiscal year ended March 31, 2010, he was awarded 9,000 restricted stock shares, a 9% increase based on the above qualitative review rating of a 3.15.  A predetermined scale was set in advance and any rating between 4 and 5 points earned up to a 15% increase, between 3 and 4 points earned up to a 10% increase, and 3 points or less earned no increase.

The CFO’s compensation for fiscal year 2011 will be based on the following fiscal 2010 goals, on a percentage basis:  Net Revenue (20%), Operating Profit (20%), Qualitative Review (20%), Internal Process Improvement Goal (15%), with all four - “the higher the better,” and General and Administrative Expenses as a Percentage of Sales (10%) and Cost Per Order (15%) –“the lower the better.”  The goals of Net Revenue and Operating Profit are company-wide goals and the criteria are based annually on the board-approved forecast (budget). The Qualitative Review is also a company-wide “goal” and is based on reviews submitted by peers and subordinates with respect to the following criteria: Work Product (Quality, Consistency, Timeliness, Initiative, Adaptability, and Resourcefulness); Personal Integrity; Work Ethics; and Focus/Interpersonal Skills. The goal of minimizing the General and Administrative Expenses as a percentage of sales and Cost Per Order criteria is based on the board-approved forecast (budget), and the Process Improvement Goal is based on a significant improvement from the prior year result.

Similar to fiscal 2010, the method used provides planned objectives that can be determined quantitatively on a scale of 1 to 5, apportioning weight to each goal as a percentage (totaling 100%) and based on the final ratings, awarding a percentage increase in salary, at a previously predetermined amount.  For example a rating of a 3 is meeting the predetermined goal.  With respect to the CFO’s annual compensation package, for the fiscal year ended March 31, 2010, a total rating of 1 earned no raise; a total rating of 2 earned a 4.0% raise; a total rating of 3 earned a 6.0% raise; a total rating of 4 earned a 9.0% raise; and a total rating of 5 earned a 12.0% raise.

Also, the annual bonus is based on a company-wide goal determined by management.  A minimum bonus is determined and the bonus pool can increase depending on exceeding the goal.  This bonus pool is then distributed to all employees, except for the Chief Executive Officer.  The distribution amount is based on position and time of service.  For fiscal 2010, the bonus was based on the Company’s reorder sales as a percentage of prior period’s total sales.  The bonus pool was established at $40,000, and for every 1% in excess of the 80.5% goal an additional $10,000 was added to the total bonus pool.  For fiscal 2010, the Company’s reorder sales as a percentage of prior period’s total sales were 82.4%.  Therefore, the total bonus pool for fiscal 2010 was $59,000, which was shared with all employees, except for the CEO.  There was no minimum bonus established for our CFO.  His bonus is based on the same criteria, listed above, as is used to determine the bonuses for all eligible employees, specifically, proportionally based on each eligible employee’s years of service and annual compensation.

The following table sets forth certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company’s Chief Executive Officer and President, and Chief Financial Officer for the fiscal years ended March 31, 2010, 2009, and 2008.

FISCAL 2010 SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	All Other Compensation ($) (i)	Total ($) (j)

Menderes Akdag,	2010	$450,000	$-	$2,796,000	$-	$224,157	$3,470,157
Chief Executive Officer	2009	450,000	-	-	-	163,581	613,581
and President	2008	450,000	-	-	-	143,440	593,440

Bruce S. Rosenbloom,	2010	232,200	1,750	167,040	-	72,193	473,183
Chief Financial Officer	2009	211,120	1,600	117,975	-	47,016	377,711
	2008	190,150	1,200	97,575	-	33,018	321,943

The amounts reported in the Bonus column (column (d)) reflect the annual bonus paid out in the years provided.  The annual bonus is based on a Company-wide goal determined by management, the bonus details are described on page 24.

The amounts reported in the Stock Awards column (column (e)) reflect the grant date fair value, associated with each Named Executive Officer’s restricted stock award under the 2006 Employee Equity Compensation Restricted Stock Plan, calculated in accordance with the provisions of the ASC Topic 718 (Financial Accounting Standards Board Accounting Standards Codification 718, Compensation – Stock Compensation).  For the fiscal year ended March 31, 2010, Mr. Akdag was granted 120,000 restricted shares on March 16, 2010.  No restricted stock awards were granted to Mr. Akdag in fiscal 2009 and 2008.  For the fiscal years ended March 31, 2010, 2009, and 2008, Mr. Rosenbloom was granted 9,000 restricted shares on July 31, 2009, 8,250 restricted shares on August 1, 2008, and 7,500 restricted shares on June 20, 2007, respectively.

The amounts reported in the Option Awards column (column (f)) reflect the grant date fair value, associated with each Director’s award calculated in accordance with the provisions of the ASC Topic 718 (Financial Accounting Standards Board Accounting Standards Codification 718, Compensation – Stock Compensation).  No stock option awards have been issued since 2005.

The amounts reported for the fiscal year ended March 31, 2010, in the All Other Compensation column (column (i)) reflect, for each Named Executive Officer, the sum of (i) amounts paid by the Company for withholding taxes related to restricted stock issuances, $193,700 for Mr. Akdag and $41,840 for Mr. Rosenbloom, (ii) the dollar value of healthcare costs paid by the Company, $20,657 for Mr. Akdag and $20,920 for Mr. Rosenbloom, and (iii) amounts contributed by the Company to the Company’s 401(k) Plan, $9,800 for Mr. Akdag and $9,433 for Mr. Rosenbloom.  Amounts paid by the Company for withholding taxes related to restricted stock issuances and contributions paid to the Company’s 401(k) Plan are calculated on the same basis for all participants in the plan, including the Named Executive Officers.

The Company cautions that the amounts reported in the 2010 Summary Compensation Table for these stock-based awards reflect the grant date fair value and may not represent the amounts that the Named Executive Officers will actually realize from the awards.  Whether, and to what extent, a Named Executive Officer realizes value will depend on the Company’s actual operating performance, stock price fluctuations, and the Named Executive Officer’s continued employment.  Additional information on all outstanding restricted stock and stock option awards is reflected in the Fiscal 2010 Outstanding Equity Awards at Year-End table below.

The following table supplements the disclosure in the Summary Compensation Table with respect to stock awards made to the Named Executive Officers in fiscal 2010.

FISCAL 2010 GRANTS OF PLAN-BASED AWARDS

		All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Closing Price on Grant Date	Grant Date Fair Value of Stock and Option Awards (l)
Name (a)	Grant Date (b)

Menderes Akdag	3/16/2010	120,000	-	-	$23.30	$2,796,000

Bruce S. Rosenbloom	7/31/2009	9,000	-	-	18.56	167,040

Mr. Akdag’s restricted stock award was granted on March 16, 2010 under the 2006 Employee Equity Compensation Restricted Stock Plan and the award vests one-third on the first, second, and third anniversaries of the grant date.  Mr. Rosenbloom’s restricted stock award was granted on July 31, 2009 under the 2006 Employee Equity Compensation Restricted Stock Plan and the award vests one-third on the first, second, and third anniversaries of the grant date.

Our equity compensation plans are administered by the Compensation Committee. Restricted stock grants are made on an annual basis in amounts determined by the Compensation Committee. Stock options have not been granted since May 20, 2005.  Restricted stock grants generally vest in equal installments over three years.

The following table sets forth certain information regarding equity-based awards held by our Named Executive Officers as of March 31, 2010, which consist of stock options and restricted stock awards.

FISCAL 2010 OUTSTANDING EQUITY AWARDS AT YEAR-END

	Option Awards				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date ($) (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)

Menderes Akdag	-	-	$-	-	120,000 (1)	$2,660,400

Bruce S. Rosenbloom	-	-	-	-	2,500 (2)	55,425
					5,500 (3)	121,935
					9,000 (4)	199,530

___________________

(1)

These shares of restricted stock were granted on March 16, 2010.  These shares vest on the first, second, and third anniversaries of the grant date.

(2)

These shares of restricted stock were granted on June 20, 2007.  These shares vest on the third anniversary of the grant date.

(3)

These shares of restricted stock were granted on August 1, 2008.  These shares vest on the second and third anniversaries of the grant date.

(4)

These shares of restricted stock were granted on July 31, 2009.  These shares vest on the first, second, and third anniversaries of the grant date.

The amounts reported in the Market Value of Shares or Units of Stock That Have Not Vested column (column (h)) were determined by multiplying the number of shares of stock, as applicable, by $22.17, the closing price of Common Stock on March 31, 2010.

The Company cautions that the amounts reported in the 2010 Grants of Plan-Based Awards Table and the Fiscal 2010 Outstanding Equity Awards at Year-End Table for these stock-based awards reflect the grant date fair value and may not represent the amounts that the Named Executive Officers will actually realize from the awards.  Whether, and to what extent, a Named Executive Officer realizes value will depend on the Company’s actual operating performance, stock price fluctuations, and the Named Executive Officer’s continued employment.

The following table sets forth certain information regarding exercises of options and delivery of restricted stock upon the expiration of forfeiture (vesting) periods by each of our Named Executive Officers listed in the Summary Compensation Table, during fiscal 2010.

FISCAL 2010 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)

Menderes Akdag	-	$-	30,000	$581,100

Bruce S. Rosenbloom	13,333	166,346	7,334	125,519

The value realized on the exercise of stock options for Mr. Rosenbloom was determined by multiplying the 13,333 shares acquired, between the dates of August 7, 2009 and October 16, 2009, by $19.08, the average closing price of the Common Stock on the date the options were exercised, less the price paid to exercise the options.  The value realized on the vesting of restricted stock for Mr. Akdag was determined by multiplying the 30,000 shares, acquired on vesting by $19.37, the closing price of the Common Stock at the vesting date, on February 27, 2010.  The value realized on the vesting of restricted stock for Mr. Rosenbloom was determined by multiplying the 2,500 shares acquired on vesting by $14.32, the closing price of Common Stock on the vesting date, June 20, 2009, 2,084 shares acquired on vesting by $18.56, the closing price of Common Stock on the vesting date, July 31, 2009, and 2,750 shares acquired on vesting by $18.56, the closing price of Common Stock on the vesting date, August 1, 2009.

2010 PENSION BENEFITS AND DEFERRED COMPENSATION

The Company does not provide pension benefits and the Company does not have provisions for deferred compensation.

Employment Agreement with Menderes Akdag, Chief Executive Officer and President

On March 16, 2001, the Company entered into an employment agreement with its current Chief Executive Officer and President, Menderes Akdag.  Under the terms of this three-year agreement the Company paid Mr. Akdag an annual salary of $150,000 for the first six months of the agreement, and thereafter his annual salary was to be increased to $200,000.  The Company also granted Mr. Akdag options to purchase 750,000 shares of its common stock under the Company’s 1998 Stock Option Plan at an exercise price of $.32 per share, which vested at the rate of 187,500 options on each of March 16, 2001, 2002, 2003 and 2004.

On March 16, 2004, the Company amended Mr. Akdag’s existing employment agreement.  The amendments were as follows: the term of the agreement was for three years, commencing on March 16, 2004; Mr. Akdag’s salary was increased to $250,000 per year throughout the term of the agreement, and Mr. Akdag was granted 250,000 incentive stock options under the Company’s 1998 Stock Option Plan at an exercise price of $10.64 per share, which vested at the rate of 83,333 options on each of March 16, 2005 and 2006, and 83,334 options on March 16, 2007.  All other terms of Mr. Akdag’s original employment agreement remained in effect.

On February 27, 2007, the Company amended Mr. Akdag’s existing employment agreement.  The amendments were as follows: the term of the agreement was for three years, commencing on March 16, 2007; Mr. Akdag’s salary was increased to $450,000 per year throughout the term of the agreement, and Mr. Akdag was granted 90,000 shares of restricted stock in accordance with the Company’s 2006 Employee Equity Compensation Restricted Stock Plan.  All other terms of Mr. Akdag’s original employment agreement remained in effect.

On February 8, 2010, the Company amended Mr. Akdag’s existing employment agreement.  The amendments were as follows: the term of the agreement was for three years, commencing on March 16, 2010; Mr. Akdag’s salary was increased to $550,000 per year throughout the term of the agreement, and Mr. Akdag was granted 120,000 shares of restricted stock in accordance with the Company’s 2006 Employee Equity Compensation Restricted Stock Plan.  All other terms of Mr. Akdag’s original employment agreement remain in effect.

Potential Payments on Termination and/or Change in Control

This section describes the payment that may be made to Mr. Akdag upon Termination or Change in Control, (as both are described in his original Employment Agreement) pursuant to the original Employment Agreement and Amendments thereto, and to Bruce S. Rosenbloom, Chief Financial Officer pursuant to conditions of his employment letter dated May 30, 2001.

The Company can terminate the employment of Mr. Akdag either upon mutual consent, for cause, or without cause.  If the Company should terminate Mr. Akdag’s agreement for cause, or if Mr. Akdag should terminate the agreement without "good reason" as described in the employment agreement, no severance benefits would be paid.  If the Company should terminate Mr. Akdag’s agreement without cause, the Company would be required to give Mr. Akdag three months’ notice and continue to compensate him under the terms of this employment agreement during those three months.  At the end of the three-month period, the Company would have to pay Mr. Akdag severance benefits equal to his annual base salary ($550,000), and any previously granted but unvested restricted stock awards would immediately vest.  The agreement can be terminated upon the mutual consent of the parties, or upon 90 days’ notice by the Company during which time the Company would continue to compensate Mr. Akdag under the terms of his employment agreement.

In the event that a Change in Control of the Company shall occur at any time during Mr. Akdag’s employment, he shall have the right to terminate his employment upon 30 days written notice given at any time within one (1) year after the occurrence of such event, and such termination of his employment due to a Change in Control shall be deemed to be a Termination by the Company Other than for Cause and the Company would be required to give Mr. Akdag three months’ notice and continue to compensate him under the terms of this employment agreement during those three months.  At the end of the three-month period, the Company would have to pay Mr. Akdag severance benefits equal to his annual base salary (potential severance payment of $550,000), and any previously granted but unvested restricted stock awards would immediately vest.

The Company can terminate the employment of Mr. Rosenbloom either upon mutual consent, for cause, or without cause.  If the Company should terminate Mr. Rosenbloom’s employment without cause, the Company would be required to give Mr. Rosenbloom three months’ severance pay at his base salary (potential severance payment of $61,815), at the time of termination.

Non-Compete and Non-Disclosure Agreements

In 2001, both Mr. Akdag and Mr. Rosenbloom signed the PetMed Express, Inc. Non-Compete and Non-Disclosure Agreement.  Each executive agreed to keep in confidence any and all information the executive becomes aware of or learns or to which he has access during his employment with the Company which has not been publicly disclosed and is not a matter of common knowledge, both during and after their employment.  Each executive also agreed that upon termination of employment, each will not, for a period of two (2) years after such termination, either directly or indirectly, as principal or agent, individually or as member of a partnership, or as an officer, director, shareholder or employee of any other corporation, or in any other capacity, solicit or accept any employment, or do business, in the United States in the field in which the Company does business, as the business is defined in the Agreement.

DIRECTOR COMPENSATION

Each member of the Company’s Board of Directors who is not employed by the Company received an annual retainer of $25,000 per year in fiscal 2010, paid quarterly.  Additionally, upon initial election to the Board of Directors, each director not employed by the Company was granted 30,000 stock options, under the 1998 Stock Option Plan, to purchase the Company’s Common Stock, at an exercise price equal to the fair market value of the stock at the time of granting, with the options vesting equally over a three-year period.  In July, 2006, August, 2007, August 2008, and July, 2009, each director not employed by the Company was granted 5,000, 6,000, 6,000, and 6,000 shares of restricted stock, respectively, in accordance with the Company’s 2006 Outside Director Equity Compensation Restricted Stock Plan.  The Company also pays the reasonable travel and accommodation expenses of directors in connection with their participation in meetings of the Board of Directors.  Going forward, each director not employed by the Company will receive 7,500 shares of restricted stock and an annual retainer of $30,000, paid quarterly.

The following table summarizes the compensation earned by and paid to the Company’s non-employee directors for the fiscal year ended March 31, 2010:

FISCAL 2010 DIRECTOR COMPENSATION

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Options Awards ($) (d)	All Other Compensation ($) (g)	Total ($) (h)

Frank J. Formica	$25,000	$111,360	$-	$-	$136,360
Gian M. Fulgoni	25,000	111,360	-	-	136,360
Ronald J. Korn	25,000	111,360	-	-	136,360
Robert C. Schweitzer	25,000	111,360	-	-	136,360

The amounts reported in the Stock Awards column (column (c)) reflect the grant date fair value, associated with each Director’s award under the 2006 Outside Director Equity Compensation Restricted Stock Plan, calculated in accordance with the provisions of the ASC Topic 718 (Financial Accounting Standards Board Accounting Standards Codification 718, Compensation – Stock Compensation).  For the fiscal year ended March 31, 2010 each Director was granted 6,000 restricted shares on July 31, 2009.

The amounts reported in the Option Awards column (column (d)) reflect the grant date fair value, associated with each Director’s award calculated in accordance with the provisions of the ASC Topic 718 (Financial Accounting Standards Board Accounting Standards Codification 718, Compensation – Stock Compensation).  No stock option awards have been issued since 2005.

The Company cautions that the amounts reported in the 2010 Director Compensation table for these stock based awards reflect the grant date fair value and may not represent the amounts that the Directors will actually realize from the awards.  Whether, and to what extent, a Director realizes value will depend on the Company’s actual operating performance, stock price fluctuations, and the Director’s continued service on the Board.

1998 Stock Option Plan

The Company established the 1998 Stock Option Plan (the “Option Plan”) effective July 31, 1998, which provided for the issuance of qualified options to officers and key employees, and nonqualified options to directors, consultants, and other service providers.  The Company had reserved 5,000,000 shares of common stock for issuance under the Option Plan.  The exercise prices of options issued under the Option Plan had to be equal to or greater than the market price of the Company's common stock as of the date of issuance.  The Option Plan expired on July 31, 2008.  As of March 31, 2010, the Company had 46,166 stock options issued under the Option Plan.

2006 Restricted Stock Plans

At the Annual Meeting of the Company’s stockholders held on July 28, 2006, both the PetMed Express, Inc. 2006 Employee Equity Compensation Restricted Stock Plan and the PetMed Express, Inc. 2006 Outside Director Equity Compensation Restricted Stock Plan were approved by the stockholders.

The purpose of the Employee Plan is to promote the interests of the Company by securing and retaining employees of outstanding ability and to provide additional motivation to such employees to exert their best efforts on behalf of the Company.  The Company expects that it will benefit from the added commitment which such employees will have in the welfare of the Company as a result of their ownership or increased ownership of the Company's Common Stock.  All employees will be eligible to receive awards under the Plan, which consist of grants of Restricted Stock. Awards may be made under the Plan until July 28, 2016, and the maximum number of shares of Common Stock that may be awarded pursuant to the Employee Plan shall not in the aggregate exceed 1,000,000 shares.  At March 31, 2010, the Company had 424,643 restricted common shares issued under the Employee Plan, all shares of which were issued subject to a restriction or forfeiture period which will lapse ratably on the first, second, and third anniversaries of the date of grant, and the fair value of which is being amortized over the three-year restriction period.

The purpose of the Director Plan is to promote the interests of the Company by attracting, retaining, and compensating highly qualified individuals who are not employees or affiliates of PetMed Express, Inc. or any of its subsidiaries, to serve as members of the Company’s Board of Directors, and to enable them to increase their ownership of PetMed Express, Inc.’s Common Stock, thereby increasing their proprietary interest in PetMed Express, Inc. and their identification with the interests of PetMed Express, Inc.’s stockholders.  Awards may be made under the Director Plan until July 28, 2016, and the maximum number of shares of Common Stock that may be awarded under the Director Plan shall not in the aggregate exceed 200,000 shares.  At March 31, 2010, the Company had 92,000 restricted common shares issued under the Director Plan, all shares of which were issued subject to a restriction or forfeiture period which will lapse ratably on the first, second, and third anniversaries of the date of grant, and the fair value of which is being amortized over the three-year restriction period.

Administration of Plans

 The Employee Plan is administered by the Company’s Compensation Committee, which will have the sole authority to (i) designate participants in the Plan, (ii) determine the number of shares to be covered by grants under the Plan, (iii) determine the terms and conditions of any grant under the Plan, (iv) interpret and administer the Plan, (v) establish, amend, suspend or waive rules and guidelines and appoint such agents as it deems appropriate for the administration of the Plan, and (vi) make any other determination and take any other action that it deems necessary or desirable for administration of the Plan.

The Director Plan is administered by the Company’s Board of Directors, which will have the sole authority to (i) grant shares under the Plan, (ii) interpret and administer the Plan, (iii) determine the terms and conditions of any grant under the Plan, (iv) establish, amend, suspend or waive rules and guidelines and appoint such agents as it deems appropriate for the administration of the Plan, and (v) make any other determination and take any other action that it deems necessary or desirable for administration of the Plan.

Awards and Vesting

The Compensation Committee has the authority to grant to Employee Plan participants awards of restricted stock that will be subject to such conditions, restrictions and contingencies as the Compensation Committee may impose.

Pursuant to the Employee Plan, the minimum restricted period applicable to certain grants of restricted stock will be one year and the maximum restricted period will be ten years. Such restricted period would terminate under the following circumstances: the participant's total and permanent disability or the participant's death.

Except as otherwise determined by the Compensation Committee, upon termination of employment for any reason during the applicable restriction period, all shares subject to restrictions granted under the Employee Plan will be forfeited and reacquired by the company.

The Board of Directors has the authority to grant to Director Plan participants awards of restricted stock.

Pursuant to the Director Plan, the minimum restricted period applicable to certain grants of restricted stock will be one year and the maximum restricted period will be ten years. Such restricted period would terminate under the following circumstances: the participant's total and permanent disability or the participant's death.

Except as otherwise determined by the Board of Directors, if a participant shall cease to serve as an independent (outside) director for any reason during the applicable restriction period, all shares subject to restrictions granted under the Director Plan will be forfeited and reacquired by the company.

Pursuant to the Director Plan, each person who is an independent director, following an Annual Meeting of Stockholders each year will automatically be granted an award of 5,000 shares of Common Stock (subject to change with Board approval). The award amount was changed from 5,000 to 6,000 shares in August 2007, and each person who is an independent director following this 2010 Annual Meeting of Shareholders will receive an award of 7,500 shares.  The Grant Date with respect to each such award will be the date on which the award is granted.

Escrow of Stock Certificates

Certificates representing the Restricted Stock will be registered in the name of the participant, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such shares, and PetMed Express, Inc. shall retain physical possession of the certificate in escrow until all restrictions have been lifted or requirements met.

Rights with Respect to Shares

 During the period in which any shares of restricted stock granted under the Employee Plan or Director Plan are subject to any restrictions, the participant to whom such shares have been awarded will have all the rights of a shareholder with respect to such shares, including the right to vote such shares or the right to receive dividends on such shares.

Restrictions and Adjustments

 Restricted stock grants under the Employee Plan and Director Plan may not be assigned, transferred or pledged by the participant, other than by will or the laws of descent and distribution (unless assigned or transferred to the company) prior to the time at which all applicable restrictions imposed under the terms of the relevant award have expired, lapsed, or have been waived or satisfied.

In the event of any change in the Company’s common stock by reason of recapitalization, merger, consolidation, combination or exchange of shares, split-up, split-off, spin-off, liquidation or other similar change in capitalization, (i) the numbers and class of shares covered by outstanding awards under the Employee Plan and Director Plan, and (ii) the aggregate number and class of shares available under the Employee Plan and Director Plan, would be adjusted by the Compensation Committee or Board of Directors, respectively. Any new, additional or different securities to which the participant is entitled with respect to an award by reason of such adjustment shall be deemed to be restricted stock and shall be subject to the same terms, conditions, and restrictions as the award so adjusted.

Change in Control

 Pursuant to the Employee Plan and Director Plan, unless an award agreement expressly provides otherwise, upon the effective date of a “change in control” of the company, any restricted period imposed on an award would immediately terminate. For purposes of the Employee Plan and Director Plan, a “change in control” means the happening of any of the following events:

•

any individual, entity or group becomes the owner of 20% or more of the Company’s outstanding common shares;

•

there occurs within any period of two consecutive years any change in the directors of the Company such that the members of the Company's Board of Directors prior to such change do not constitute a majority of the  directors  after giving effect to all changes during such two-year period unless the election, or the nomination for election by  the Company's stockholders, of each new director was approved by a vote of at least  two-thirds of the directors then still in office who were directors at the beginning of the period;

•

the Company is merged, consolidated or reorganized into or with, or sells all or substantially all of its assets to, another company or other entity, and immediately after such transaction less than 80% of the voting power of the then-outstanding securities of such company or other entity immediately after such transaction is held in the aggregate by holders of the Company's Common Stock immediately before such transaction.

Amendment or Termination of Plan; Amendments to Awards

The Employee Plan may be amended, suspended, discontinued, or terminated by the Compensation Committee without the consent of any shareholder, plan participant, or other holder of an award under the plan, and the Director Plan may be amended, suspended, discontinued, or terminated by the Board of Directors without the consent of any shareholder, plan participant, or other holder of an award under the plan.  However, without the approval of shareholders, no such amendment, suspension, discontinuation or termination may be made that would increase the total number of shares available for awards under the plans, extend the duration of the plans, or materially increase the benefits accruing to participants under the plans.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended March 31, 2010, Robert C. Schweitzer, Ronald J. Korn, Gian M. Fulgoni, and Frank J. Formica served on the Compensation Committee. None of our Compensation Committee members have ever been an officer or employee of the Company or any of our subsidiaries and none of our executive officers have served on the Compensation Committee or Board of Directors of any Company of which any of our other directors is an executive officer.  Accordingly, insiders do not participate in compensation decisions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board’s policy requires that transactions with related parties must be entered into in good faith on fair and reasonable terms that are no less favorable to the Company than those that would be available in a comparable transaction in arm’s-length dealings with an unrelated third party.  Our Board, by a vote of the disinterested directors, must approve all related party transactions that are recommended by the Audit Committee.  Since the beginning of the Company’s last fiscal year, the Company has not had, or been a party to, nor is there currently proposed, a transaction with a related party.

INTEREST OF CERTAIN PERSONS IN OPPOSITION TO MATTERS TO BE ACTED UPON

Management is not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any officer, director, or associate of the foregoing persons in any matter to be acted on, as described herein, other than elections to the board.

OTHER MATTERS

       Our Board of Directors does not intend to present, or have any reason to believe others will present, any items of business other than those stated above. If other matters are properly brought before the Board of Directors at the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with the recommendation of our Board of Directors.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

A copy of our Annual Report on Form 10-K for the year ended March 31, 2010, exclusive of certain exhibits filed with the Securities and Exchange Commission, accompanies this Proxy Statement.  These exhibits, as well as our interim quarterly reports on Form 10-Q, are available to the public free of charge over the internet at our website at www.1800petmeds.com or at the SEC's web site at www.sec.gov, or upon written request to the Corporate Secretary and General Counsel, PetMed Express, Inc., 1441 S.W. 29th Avenue, Pompano Beach, FL 33069.  Our SEC filings are available through our website as soon as reasonably practicable after we have electronically filed or furnished them to the SEC.  The information on our website is not a part of this Proxy Statement.

By Order of the Board of Directors,

Pompano Beach, Florida	MENDERES AKDAG
June 18, 2010	Chief Executive Officer, President, Director

PETMED EXPRESS, INC. ADMISSION TICKET

2010 ANNUAL MEETING OF STOCKHOLDERS
FRIDAY, JULY 30, 2010 AT 1:00 P.M. ET

TO BE HELD AT THE SHERATON SUITES CYPRESS CREEK FORT LAUDERDALE

AT 555 N.W. 62ND STREET, FORT LAUDERDALE, FL 33009

THIS TICKET MUST BE PRESENTED TO ENTER THE MEETING

▼ FOLD AND DETACH HERE ▼

Votes must be indicated (x) in Black or Blue Ink.	☒
The Board of Directors unanimously recommends a vote “FOR” each item.

1.   To elect five (5) Directors to the Board of Directors:

FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS ☐

Nominees: Menderes Akdag, Frank J. Formica, Gian M. Fulgoni, Ronald J. Korn, and Robert C. Schweitzer

Instructions: To withhold authority to vote for any individual nominee, mark the “*EXCEPTIONS” box and write that nominee’s name in the space provided below.

*EXCEPTIONS

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm for the Company to serve for the 2011 fiscal year:	☐	☐	☐

Dated: _______________________, 2010        Signature _________________________ Signature __________________________

The signature of this Proxy should correspond exactly with the stockholder’s name as printed to the left. In case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held July 30, 2010. This Proxy Statement and our 2010 Annual Report to Stockholders are available at: http://www.cstproxy.com/1800petmeds/2010

▼ FOLD AND DETACH HERE ▼

PETMED EXPRESS, INC.
Proxy Solicited on behalf of the Board of Directors of PetMed Express, Inc.

The undersigned hereby appoints Bruce S. Rosenbloom and Alison Berges, and each of them, proxies, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein to vote the undersigned’s shares of PetMed Express, Inc. Common Stock at the Annual Meeting of Stockholders of PetMed Express, Inc. to be held on Friday, July 30, 2010, at 1:00 P.M. Eastern Time, at the Sheraton Suites Cypress Creek Fort Lauderdale and at any adjournments thereof upon matters set forth in the proxy statement and, in their judgment and discretion, upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed hereof by the Stockholder.

If no direction is made, this proxy will be voted FOR all nominees listed and item 2.

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.

To include any comments, please mark this box.	☐

To change your address, please mark this box.	☐